                                   Exhibit 99a
                               Form 10-K for 1996
                                                                 File No. 1-8609




                              SECURITIES AND EXCHANGE COMMISSION
                                     Washington, DC  20549


                                           FORM 11-K


                                         ANNUAL REPORT


                               Pursuant to Section 15(d) of the
                                Securities Exchange Act of 1934


                          For the Fiscal Year Ended December 31, 1996


                                 Commission File Number 1-8609


                                        ---------------


                                     PACIFIC TELESIS GROUP
                           SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                    FOR SALARIED EMPLOYEES


                                        ---------------



                                     PACIFIC TELESIS GROUP



                      130 Kearny Street, San Francisco, California 94108

                                       TABLE OF CONTENTS

                                          Description
                                          -----------

   Item                                                                     Page

1.   Financial  Statements  and Exhibits . . . . . . . . . . . . . .   . . . . .
 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

                                               2
Item 1.  Financial Statements and Exhibits

           (a) Financial Statements of the Plan included herein:

                  Report of Ernst & Young LLP Independent Auditors

                       Financial Statements:

                        Statements of Net Assets Available for Benefits with Fund Information - December 31, 1996 and 1995

                        Statements of Changes in Net Assets Available for Benefits with Fund Information For the Years Ended December 31, 1996, 1995 and 1994

                        Notes to Financial Statements

                      Schedules:

                        Schedule of Assets Held for Investment Purposes

                        Schedule of Reportable Transactions



           (b) Exhibits:

                  None

                     REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees:

We have audited the accompanying statement of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees as of December 31, 1996, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on the 1996 financial statements based on our audit. The statement of net assets available for benefits as of December 31, 1995 and the related statements of changes in net assets available for benefits for each of the two years in the period ended December 31, 1995 were audited by other auditors whose report dated May 17, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees as of December 31, 1996, and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the 1996 financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1996 and of reportable transactions for the year ended December 31, 1996 are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic 1996 financial statements taken as a whole.

San Jose, California
June 25, 1997



                                            10
                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    December 31, 1996
                                  (Dollars in thousands)

                                  Company    AirTouch                Interest
                                   Stock       Stock      Equity      Income       Bond
                                   Fund        Fund        Fund        Fund        Fund
                                -----------------------------------------------------------
Assets:
Investments at fair value:
  Common stock:
   Pacific Telesis Group
     common shares              $ 413,673   $        -  $       -  $        -  $        -
   AirTouch Communications,
   Inc.                                 -     203,338           -           -           -
     common shares
  Common/commingled trust
  funds:
   State Street S&P 500 Fund            -           -     544,706           -           -
   State Street Long Bond Fund          -           -           -           -      36,465
   State Street Money Market            -           -           -           -           -
   Fund
   State Street Balanced Fund           -           -           -           -           -
   Short-term Investment Fund       1,514         444         143      20,528          23
Investments at contract value:
  Contracts with insurance
   companies and banks                  -           -           -     192,313           -
                                -----------------------------------------------------------
  Total Investments               415,187     203,782     544,849     212,841      36,488

Employee contributions              1,304           -       1,892           -         177
receivable
Dividends and interest              3,556           2           3       1,123           -
receivable
Receivable for investments sold         -           -           -       1,742           -
                                -----------------------------------------------------------
  Total Assets                    420,047     203,784     546,744     215,706      36,665
                                -----------------------------------------------------------

Liabilities:
Payable for investments                 -           -           -           -           -
   purchased
Fees payable                           30          14          60          39           5
                                -----------------------------------------------------------
  Total Liabilities                    30          14          60          39           5
                                ===========================================================
Net assets available for        $ 420,017   $ 203,770   $ 546,684   $ 215,667   $  36,660
   benefits
                                ===========================================================


See accompanying notes.



                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    December 31, 1996
                                  (Dollars in thousands)

                                               Money
                                              Market     Balanced
                                               Fund        Fund        Other        Total
                                            --------------------------------------------------
Assets:
Investments at fair value:
  Common stock:
   Pacific Telesis Group common shares      $        -  $        -  $        -  $   413,673
   AirTouch Communications, Inc.
     common shares                                  -           -           -       203,338
  Common/commingled trust funds:
   State Street S&P 500 Fund                        -           -           -       544,706
   State Street Long Bond Fund                      -           -           -        36,465
   State Street Money Market Fund              83,494           -           -        83,494
   State Street Balanced Fund                       -     297,767           -       297,767
   Short-term Investment Fund                   1,418          92       6,834        30,996
Investments at contract value:
  Contracts with insurance companies and            -           -           -       192,313
  banks
                                            --------------------------------------------------
  Total Investments                            84,912     297,859       6,834     1,802,752

Employee contributions receivable                 434       1,134           -         4,941
Dividends and interest receivable                 354           2          30         5,070
Receivable for investments sold                     -           -           -         1,742
                                            --------------------------------------------------
  Total Assets                                 85,700     298,995       6,864     1,814,505
                                            --------------------------------------------------

Liabilities:
Payable for investments purchased                 349           -           -           349
Fees payable                                       12          39           -           199
                                            --------------------------------------------------
  Total Liabilities                               361          39           -           548
                                            ==================================================
Net assets available for benefits           $  85,339   $ 298,956   $   6,864   $ 1,813,957
                                            ==================================================


See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    December 31, 1995
                                  (Dollars in thousands)
                                  Company    AirTouch                Interest
                                   Stock       Stock      Equity      Income       Bond
                                   Fund        Fund        Fund        Fund        Fund
                                ------------------------------------------------------------
Assets:
Investments at fair value,
  except for contracts with
  insurance companies and
  banks, which are at contract
  value:
   Pacific Telesis Group
     common shares              $ 385,356   $        -  $        -  $        -  $        -
   AirTouch shares                      -     263,152           -           -           -
   State Street S&P 500 Fund            -           -     443,957           -           -
   State Street Long Bond Fund          -           -           -           -      38,379
   State Street Money Market
      Fund                              -           -           -           -           -
   State Street Balanced Fund           -           -           -           -           -
   Contracts with insurance
     companies and banks                -           -           -     215,161           -
   Short-term investments           4,831       1,643       2,274      14,490         220
                                ------------------------------------------------------------
     Total Investments            390,187     264,795     446,231     229,651      38,599

Employee contributions              1,308           -       1,625           -         195
   receivable
Dividends and interest              6,285           4           1       1,262           -
   receivable
Receivable for investments sold        24           -           -           -           -
                                ------------------------------------------------------------
  Total Assets                    397,804     264,799     447,857     230,913      38,794
                                ------------------------------------------------------------

Liabilities:
Fund transfers - net                2,884         375      (2,479)        695        (135)
Payable for investments                 -           -          19           -           -
   purchased
Fees payable                           67          56          97          74          10
                                ------------------------------------------------------------
  Total Liabilities                 2,951         431      (2,363)        769        (125)
                                ============================================================
Net assets available for        $ 394,853   $ 264,368   $ 450,220   $ 230,144   $  38,919
   benefits
                                ============================================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
           STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                                    December 31, 1995
                                  (Dollars in thousands)

                                               Money
                                              Market     Balanced
                                               Fund        Fund        Total
                                            ------------------------------------
Assets:
Investments at fair value,  except for contracts  with  insurance  companies and banks, which are at contract value:
   Pacific Telesis Group common shares      $       -   $       -   $ 385,356
   AirTouch shares                                  -           -     263,152
   State Street S&P 500 Fund                        -           -     443,957
   State Street Long Bond Fund                      -           -      38,379
   State Street Money Market Fund              74,605           -      74,605
   State Street Balanced Fund                       -     265,009     265,009
   Contracts with insurance companies and           -           -     215,161
   banks
   Short-term investments                       1,272       1,404      26,134
                                            ------------------------------------
     Total Investments                         75,877     266,413   1,711,753

Employee contributions receivable                 486       1,091       4,705
Dividends and interest receivable                   1           1       7,554
Receivable for investments sold                   366           -         390
                                            ------------------------------------
  Total Assets                                 76,730     267,505   1,724,402
                                            ------------------------------------

Liabilities:
Fund transfers - net                             (310)     (1,030)          -
Payable for investments purchased                 366           5         390
Fees payable                                       19          64         387
                                            ------------------------------------
  Total Liabilities                                75        (961)        777
                                            ====================================
Net assets available for benefits           $  76,655   $ 268,466   $ 1,723,625
                                            ====================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1996
                                  (Dollars in thousands)

                                  Company    AirTouch                Interest
                                   Stock       Stock      Equity      Income       Bond
                                   Fund        Fund        Fund        Fund        Fund
                                ------------------------------------------------------------
Net assets available for
   benefits, January 1, 1996    $ 394,853   $ 264,368   $ 450,220   $ 230,144   $  38,919
                                ------------------------------------------------------------
Employee contributions             19,124           -      23,950           -       2,564
Employee rollover contributions       603           -       2,629           -         138

Investment income:
   Dividends on Pacific
     Telesis Group common          17,108           -           -           -           -
     shares
   Interest                           131          32          16      14,146           1
   Net appreciation
    (depreciation) of              33,309     (26,580)    103,289           -       1,359
    investments

Interfund transfers, net           (7,966)    (11,083)     11,143      (8,415)     (1,325)
                                ------------------------------------------------------------
Total additions (deductions),      62,309     (37,631)    141,027       5,731       2,737
   net
Less: Distributions to             36,916      22,831      44,181      19,875       4,964
   participants
     Fees                             229         136         382         333          32
                                ------------------------------------------------------------
                                ------------------------------------------------------------
Net increase (decrease)            25,164     (60,598)     96,464     (14,477)     (2,259)
                                ============================================================
Net assets available for
   benefits, December 31, 1996  $ 420,017   $ 203,770   $ 546,684   $ 215,667   $  36,660
                                ============================================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1996
                                  (Dollars in thousands)

                                   Money
                                  Market     Balanced
                                   Fund        Fund        Other        Total
                                --------------------------------------------------
Net assets available for
   benefits, January 1, 1996    $  76,655   $ 268,466   $       -   $ 1,723,625
                                --------------------------------------------------
Employee contributions              5,651      15,271   $     711        67,271
Employee rollover contributions     1,935       2,337       5,614        13,256

Investment income:
   Dividends on Pacific
     Telesis Group common               -           -           -        17,108
     shares
   Interest                         4,016          13          69        18,424
   Net appreciation
    (depreciation) of                   -      33,694           -       145,071
    investments

Interfund transfers, net           11,060       8,872      (2,286)            -
                                --------------------------------------------------
Total additions (deductions),      22,662      60,187       4,108       261,130
   net
Less: Distributions to             13,918      29,485      (2,756)      169,414
   participants
     Fees                              60         212           -         1,384
                                --------------------------------------------------
                                --------------------------------------------------
Net increase (decrease)             8,684      30,490       6,864        90,332
                                ==================================================
Net assets available for
   benefits, December 31, 1996  $  85,339   $ 298,956   $   6,864   $ 1,813,957
                                ==================================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1995
                                  (Dollars in thousands)

                                  Company    AirTouch                Interest
                                   Stock       Stock      Equity      Income       Bond
                                   Fund        Fund        Fund        Fund        Fund
                                ------------------------------------------------------------
Net assets available for
   benefits, January 1, 1995    $ 343,642   $ 299,797   $ 308,572   $ 237,772   $  30,252
                                ------------------------------------------------------------
Employee contributions             20,421          36      21,912           -       2,541

Investment income:
   Dividends on Pacific
     Telesis Group common          25,600           -           -           -           -
     shares
   Interest                           148          39          22      15,522           3

Net appreciation
   (depreciation) of               57,927      (9,823)    116,907           -       5,768
   investments (Note 6)
Transfers of participants'
   balances, net                  (27,436)     (6,343)     22,150      (6,430)      1,924
Transfers to/from other plans,     (1,272)       (130)      3,316        (494)        419
   net
                                ------------------------------------------------------------
Total additions (deductions),      75,388     (16,221)    164,307       8,598      10,655
   net
Less: Distributions to
      participants (Note 2)        23,837      18,937      22,482      16,094       1,964
     Fees                             340         271         177         132          24
                                ------------------------------------------------------------
                                ------------------------------------------------------------
Net increase (decrease)            51,211     (35,429)    141,648      (7,628)      8,667
                                ============================================================
Net assets available for
   benefits, December 31, 1995  $ 394,853   $ 264,368   $ 450,220   $ 230,144   $  38,919
                                ============================================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1995
                                  (Dollars in thousands)

                                   Money
                                  Market     Balanced
                                   Fund        Fund         Total
                                --------------------------------------
Net assets available for
   benefits, January 1, 1995    $  64,216   $ 204,089   $ 1,488,340
                                --------------------------------------
Employee contributions              6,474      15,688        67,072

Investment income:
   Dividends on Pacific
     Telesis Group common               -           -        25,600
     shares
   Interest                         4,583          14        20,331

Net appreciation
   (depreciation) of                    -      52,345       223,124
   investments (Note 6)
Transfers of participants'
   balances, net                    7,278       8,857             -
Transfers to/from other plans,        842       2,791         5,472
   net
                                --------------------------------------
Total additions (deductions),      19,177      79,695       341,599
   net
Less: Distributions to
      participants (Note 2)         6,695      15,200       105,209
     Fees                              43         118         1,105
                                --------------------------------------
                                --------------------------------------
Net increase (decrease)            12,439      64,377       235,285
                                ======================================
Net assets available for
   benefits, December 31, 1995  $  76,655   $ 268,466   $ 1,723,625
                                ======================================

See accompanying notes.

                                           12

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1994
                                  (Dollars in thousands)

                                  Company    AirTouch                Interest
                                   Stock       Stock      Equity      Income       Bond
                                   Fund        Fund        Fund        Fund        Fund
                                ------------------------------------------------------------
Net assets available for
   benefits, January 1, 1994    $ 593,005   $       -   $ 295,043   $ 247,676   $  34,034
                                ------------------------------------------------------------
Employee contributions             20,665         (24)     19,949           -       2,604

Investment income:
   Dividends on Pacific
     Telesis Group common          24,848           -           -           -           -
     shares
   Interest                           134          40          14      15,633           2

Net appreciation
   (depreciation) of             (145,171)    176,142       4,355           -        (918)
   investments (Note 6)
Transfers of participants'
   balances, net                   24,924     (39,251)      7,389     (10,111)     (1,927)
Transfers to/from other plans,   (140,621)    147,355       6,289       1,993         481
   net
                                ------------------------------------------------------------
Total additions (deductions),    (215,221)    284,262      37,996       7,515         242
   net
Less: Distributions to
      participants (Note 2)        33,766     (15,769)     24,118      17,145       3,978
     Fees                             376         234         349         274          46
                                ------------------------------------------------------------
                                ------------------------------------------------------------
Net increase (decrease)          (249,363)    299,797      13,529      (9,904)     (3,782)
                                ============================================================
Net assets available for
   benefits, December 31, 1994  $ 343,642   $ 299,797   $ 308,572   $ 237,772   $  30,252
                                ============================================================

See accompanying notes.

                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                           SAVINGS PLAN FOR SALARIED EMPLOYEES
     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
                           For the year ended December 31, 1994
                                  (Dollars in thousands)

                                   Money
                                  Market     Balanced
                                   Fund        Fund         Total
                                --------------------------------------
Net assets available for
   benefits, January 1, 1994    $  54,074   $ 188,212   $ 1,412,044
                                --------------------------------------
Employee contributions              6,124      14,959        64,277

Investment income:
   Dividends on Pacific
     Telesis Group common               -           -        24,848
     shares
   Interest                         2,289          12        18,124

Net appreciation
   (depreciation) of                    -       2,371        36,779
   investments (Note 6)
Transfers of participants'
   balances, net                    6,748      12,228             -
Transfers to/from other plans,      2,530       4,576        22,603
   net
                                --------------------------------------
Total additions (deductions),      17,691      34,146       166,631
   net
Less: Distributions to
      participants (Note 2)         7,471      18,018        88,727
     Fees                              78         251         1,608
                                --------------------------------------
                                --------------------------------------
Net increase (decrease)            10,142      15,877        76,296
                                ======================================
Net assets available for
   benefits, December 31, 1994  $  64,216   $ 204,089   $ 1,488,340
                                ======================================

See accompanying notes.

                                              24
                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                 DECEMBER 31, 1996 AND 1995

1.   Plan Description

      The following description of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees (the "Plan") provides only general information. Participants should refer to the Plan document for a more comprehensive description of the Plan's provisions.

     A.   General

     The Plan is a defined contribution plan covering all salaried employees of Pacific Telesis Group (the "Corporation") and its participating subsidiaries (the "Employing Company") who have completed six months of service. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     B.   Employee Contributions and Employing Company Matching Allocations

     Employee Contributions - Eligible employees may authorize a basic contribution of up to 6% of salary in 1% increments. If the employee has authorized the maximum basic contribution of 6%, a supplemental contribution may also be authorized which, when added to the basic contribution of 6%, results in a total contribution of not more than 16% of salary. Basic and supplemental contributions may be made on an after-tax or before-tax basis, as elected by the employee. Once each month, the employee may change the rate of employee contributions. The change will be effective as of the first payroll period ending in the next month provided the employee requests the change at least five business days before the end of the month.

     Employee contributions on a before-tax basis are limited to an annual maximum, adjusted for inflation ($9,500 for 1996, $9,240 for 1995 and $9,240 for 1994). Salary eligible for contributions is limited to an annual maximum, adjusted for inflation ($150,000 for 1996, 1995 and 1994).

     Employing Company Matching Allocations - Each participant receives a "matching" allocation equal to 66-2/3% of the employee's basic contributions. A matching allocation is not made with respect to
     supplemental  contributions.   The  Plan  and  the  Pacific  Telesis  Group
     Supplemental Retirement and Savings Plan for Nonsalaried Employees incorporate a leveraged employee stock ownership plan called the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) (the "LESOP") to provide for company matching allocations.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)

1.   Plan Description (Continued)

     B. Employee Contributions and Employing Company Matching Allocations (Continued)

     Employing Company matching contributions made for periods before March 1, 1990 were credited to matching accounts under the Plan. Thereafter, the Employing Company matching contributions are made through the LESOP.

     Transfers to/from Other Plans - Salaried employees with less than one year of service may elect to roll over a distribution from another qualified plan to the Plan. Participants who retire and elect a cashout from the Pacific Telesis Group Pension Plan for Salaried Employees (renamed the Pacific Telesis Group Cash Balance Pension Plan for Salaried Employees) or the Pacific Telesis Group Pension Plan may roll over the cashout to the Plan. The amount rolled over will be credited to the employee's account as of the last day of the month in which the rollover was received.

     C.   Investment Directions

     Employees may elect that their payroll deductions be invested in any of the following funds, in 1% (10% in plan years 1995 and 1994) increments, with elections totaling 100%:

     (a)  the Company Stock Fund;
     (b)  the Equity Fund;
     (c)  the Bond Fund;
     (d)  the Money Market Fund;
     (e)  the Balanced Fund.

     Net assets available for benefits also includes assets invested in the Interest Income Fund which was closed to new contributions and investment transfers in, as of December 31, 1992 and the AirTouch Stock Fund described below. The Other account is comprised of amounts pending distribution to participants and rollover contributions pending allocation to the fund as directed by the participant.

     Once in any three-month period, participants can transfer all or a portion of their investment in an investment fund to another permitted investment fund or combination of investment funds. Transfer requests are effective as of the last day of a month if the employee makes the request before the close of business on the New York Stock Exchange on the last day of such month. Transfers may be made by telephoning the Participant Service Center
     (PSC). Participants may make transfers among certain funds in 1% increments. However, participants cannot transfer assets to the LESOP.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)

1.   Plan Description (Continued)

     C.   Investment Directions (Continued)

     Effective April 1, 1994, AirTouch Communications, Inc. ("ATI") (formerly, PacTel Corporation) and its subsidiaries separated their corporate affiliation with the Corporation and its other subsidiaries. Effective as of March 21, 1994, the record date, each shareowner of Pacific Telesis Group shares became a shareowner of ATI with eligibility to receive one ATI share for each share of Pacific Telesis Group.

     The Corporation amended the Plan to add a new investment fund, the AirTouch Stock Fund. This fund consisted initially of the AirTouch shares attributable to the shares of Pacific Telesis Group held in the Company Stock Fund and ATI common shares transferred from the LESOP. The Plan allows fund transfers out of the AirTouch Stock Fund to any other investment fund option, except the Interest Income Fund, as of the end of any month. The once-every-three-months transfer limit described above will continue to apply to the other investment funds. The AirTouch Stock Fund was closed to new contributions and investment transfers in as of April 1, 1994.

     D.   Vesting and Forfeitures

     Employee deduction accounts are always fully vested and nonforfeitable. Employing Company matching accounts (the Plan's matching account and the LESOP's Savings Match Stock account) attributable to employees' before-tax basic deductions are also fully vested and nonforfeitable. Employing
     Company matching accounts attributable to employees' after-tax basic deductions are fully vested after a participant either completes three years of service or reaches age 65 while employed. Such accounts are also fully vested upon termination of employment due to retirement, disability, death, termination under certain severance pay plans, or termination due to a layoff.

     The nonvested part of the Employing Company matching accounts attributable to after-tax deductions is forfeited upon termination of employment.
     Generally, a rehired employee may restore any forfeiture caused by a distribution upon termination of employment by making a lump sum payment within five years equal to the portion of the distribution attributable to after-tax deductions and related Employing Company matching allocations. Forfeitures are automatically restored if the employee did not receive a distribution upon termination of employment and is reemployed within five years. Forfeitures from the LESOP's Savings Match Stock Accounts are applied toward subsequent matching allocations.

     PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                    FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)

1.   Plan Description (Continued)

     E.  Withdrawals and Distributions

     In-Service Withdrawals - Once in any six-month period, a participant while still employed may elect to withdraw all or part of his or her account as follows:

     o The value of after-tax supplemental deductions, after-tax basic deductions made more than two calendar years before the year of withdrawal, after-tax vested Employing Company matching allocations made more than two calendar years before the year of withdrawal, and rollover contributions may be withdrawn without penalty. After-tax basic deductions made in the current two preceding plan years may be withdrawn only in a total withdrawal of all available after-tax accounts. If a total withdrawal is made, Employing Company matching allocations will be suspended for six months following the withdrawal date. However, participants may continue their own deductions during the suspension period. A partial withdrawal must be a minimum of $300. Employees do not need to specify the actual dollar amount of a total after-tax withdrawal.

     o In addition to the amount described above, the value of before-tax deductions and before-tax Employing Company matching allocations may be withdrawn, in total or in a partial withdrawal of at least $300, by employees who have attained age 59-1/2. However, such withdrawals may not be made by employees who have not yet attained age 59-1/2, except in the event of a hardship which is created by the purchase cost of a primary residence, the next twelve months of expenses of post-secondary education, eviction or foreclosure on a principal residence, unreimbursed medical expenses, and certain federal and state income taxes attributable to post-1992 hardship withdrawals. The employee must demonstrate that no other resources are available to meet the need, and the reason given and amount requested must be approved by the Savings Plans Committee. A hardship withdrawal must be at least $300. Post-1988 earnings on employee before-tax deductions are not available for hardship withdrawal.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

1.   Plan Description (Continued)

     E.  Withdrawals and Distributions (Continued)

      Distribution upon Termination of Employment - A participant who has terminated employment is entitled to a distribution of his or her vested accounts as follows:

     o If the employee terminated employment for reasons other than retirement under the rule of 75 described below or disability, the employee may elect to receive a distribution in a single sum payment at any time between termination and attainment of age 65. However, if the employee's vested account has a value of $3,500 or less, the account is distributed automatically on March 31 of the plan year following the year in which the employee terminated employment, provided the value continues to be $3,500 or less at that date.

     o If the employee terminates employment due to disability or retirement with not less than 10 years of service and combined age and service that equal or exceed 75 (the "rule of 75"), the employee may elect to receive a distribution in a single sum payment or in annual installments over a period of years not to exceed the employee's life expectancy, commencing at any time between termination of employment and April 1 following the attainment of age 70-1/2. Participants on leaves of absence after expiration of short-term disability benefits are treated as though their employment terminated, and they are eligible for a distribution.

     o An employee who terminates for any reason may elect to transfer all or part of his or her account, except for the amount of the employee's after-tax contributions, installment payments that are part of a series that extends over 10 or more years, and distributions required after age 70-1/2, from the Plan to another qualified plan or to an Individual Retirement Account (IRA) in a trustee to trustee transfer, in lieu of receiving a direct distribution.

     Distributions Upon Death - The designated beneficiary or beneficiaries of participants who die before the effective date of the distribution will receive the entire amount of the deceased participant's vested accounts, as soon as practicable after the participant's death, in a single sum payment, or in certain circumstances, in two annual installments.

     Age 70-1/2 Distributions During Employment - Employees who remain employed after attaining age 70-1/2 in 1996 or a prior year will automatically receive distributions in annual installments beginning not later than April 1 of the following year.

     Form of Payment - Distributions as well as withdrawals are valued as of the end of the month in which they are effective. Withdrawals and distributions are made in cash, except a participant or beneficiary may choose to receive cash or shares from amounts invested in the Company Stock Fund or the LESOP. A participant or beneficiary may also choose to receive cash or shares from amounts invested in the AirTouch Stock Fund.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

1.   Plan Description (Continued)

F.   Tax Consequences of Participation

     Employees may designate their basic and supplemental deductions as before-tax or after-tax, or as a combination of both. The before-tax basic and supplemental deductions are intended as contributions under a salary deferral arrangement qualified under Section 401(k) of the Internal Revenue Code. Under such an arrangement, the employee's before-tax deductions are considered a reduction in taxable compensation and are treated as employer contributions to the Plan (rather than employee contributions). Before-tax deductions reduce the employee's W-2 compensation for federal income tax purposes and for the income tax purposes of California and most other states. However, withdrawals of before-tax contributions are subject to severe restrictions while the employee is in-service (see "Withdrawals and Distributions").

     Employees will not have taxable income as a result of Employing Company contributions (including the employee's before-tax deductions that are treated as employer contributions or allocations) or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan other than in a direct rollover transfer, it may be partially or fully subject to federal and state income taxes depending on the extent it represents a return of the employee's after-tax contributions and on whether the participant has elected to receive shares of appreciated stock.

     In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to taxable distributions received prior to age 59-1/2 to the extent they are not rolled over to another qualified plan or an IRA. Five-or ten-year averaging may be available in some circumstances to determine the income tax on the taxable portion of a lump sum distribution, but only if no part of the distribution is rolled over.


2.   Summary of Accounting Policies

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

2.   Summary of Accounting Policies  (Continued)

     Investments

     Investments are carried at their estimated fair values or contract values determined as follows:

     o Pacific Telesis Group common shares in the Company Stock Fund and ATI common shares in the AirTouch Stock Fund are valued at the last published sales prices at the end of each plan year as reported on the composite tape of the New York Stock Exchange.

     o The Plan's investments in the Bond Fund, Money Market Fund, Balanced Fund, and Equity Fund are stated at the fair values of the total units of participation held by the Plan in each of these common/commingled trust funds. The fair values of the units of participation held by the Plan are established by the Plan's trustee, and reflect the market values of each fund's underlying assets, as reported by the investment manager, State Street Global Advisors, a subsidiary of State Street Bank and Trust. The Bond Fund invests primarily in long-term obligations, including U.S. Government and government agency debts, and corporate bonds; the Money Market Fund invests primarily in short-term debts of U.S. Government agencies and corporations; the Balanced Fund invests in a predetermined mix of large U.S. and international company stocks, high quality bonds, and money market instruments; the Equity Fund invests primarily in a broad mix of U.S. company common stocks.

          The Plan's investments in the Interest Income Fund are valued at the amount of contributed principal plus reinvested interest less distributions. The Interest Income Fund invests in fully benefit-responsive investment contracts with insurance companies, banks or other financial institutions, savings accounts, certificates of deposit, obligations of the United States government or other credit worthy organizations, commercial paper, corporate bond or other debt obligations, as well as other fixed income investments (subject to any guidelines adopted by the Corporation) which guarantee by agreement the repayment of principal plus interest. The Plan adopted the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 94-4, Reporting of Investment Contracts held by Health and Welfare Benefit Plans and Defined-Contribution Pension Plans for the year ended December 31, 1995. Under SOP 94-4, the Plan reports fully benefit-responsive investment contracts at contract value, which may or may not equal fair value and all other investment contracts at fair value. The Plan investments in the Interest Income Fund were carried at contract value at December 31, 1996 and 1995. The Plan investments in the Interest Income Fund were carried at fair value at December 31,1994. There was no impact to the change in accounting for the Interest Income Fund because at December 31, 1995 and 1994, contract value and fair value of such contracts were equivalent. At December 31, 1996, the contract value approximated fair value. Fair value has been estimated based on a discounted cash flow analysis using a current market rate at year end.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

2.   Summary of Accounting Policies (Continued)

     Investments (Continued)

     At December 31, 1996, the crediting interest rates of the Plan's fully benefit-responsive investment contracts ranged from 4.98% to 7.51% per annum. The average yield for the contracts was 6.3% for 1996.

     o In accordance with the Plan's accounting policy of stating investments at fair value, net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net change in appreciation(depreciation)of investments presented in the accompanying financial statements, where appropriate for the asset being valued.

     o Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis.

     o    Purchases and sales of securities are reflected as of the trade date.

     o Amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are excluded from the Statement of Net Assets Available For Benefits.

     Benefits Payable

     The Department of Labor requires amounts allocated to accounts of participants who have elected to withdraw from the Plan to be reported as a liability on the Form 5500. The following table reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):

                                                      1996           1995
                                                   -----------------------------

       Net assets available for plan benefits per $ 1,813,957   $1,723,625
       financial statements
       Benefits due for participant                   (97,955)     (23,782)
       withdrawal/distribution
                                                   =============================
       Net assets available for plan benefits
       per Form 5500                              $ 1,716,002   $1,699,843
                                                   =============================

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

2.   Summary of Accounting Policies (continued)

     Benefits Payable (Continued)

     Similarly, the distributions to participants amount reflected in the statement of changes in net assets available for benefits is reconciled to the Form 5500 as follows (dollars in thousands):

                                                        1996           1995
                                                   -----------------------------

       Distributions to participants per financial $   169,414   $  105,209
       statements
       Benefits due:
          Beginning of year                            (23,782)     (19,503)
          End of year                                   97,955       23,782
                                                   =============================
       Distributions to participants per Form 5500 $   243,587   $  109,488
                                                   =============================

3.   Participant Accounts

     Employee deductions are credited to the employee's before-tax basic account, before-tax supplemental account, after-tax basic account and after-tax supplemental account, as appropriate.

     An  employee's  interest  in  the  accounts  is  represented  by  units  of participation ("Units") in each investment fund in which the employee participates. Monthly, a participant's account is credited with Units in each fund to which the participant's payroll deductions have been directed. The number of Units credited is based upon each respective fund's current Unit value which is determined as of the end of each month. A fund's Unit value is based upon the value of the underlying assets and will reflect any unrealized appreciation or depreciation of the fund's assets. The determination of the end of month Unit values also results in an allocation to the participant's account of a proportionate share of the monthly earnings (or losses) of each fund based upon the extent of the employee's participation (number of Units held) relative to the number of Units held by all participants in the respective fund.

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

3.   Participant Accounts (Continued)

     During 1996, the Plan discontinued reporting the number and value of units to participants.

     The number and value of Units at December 31, 1995 were as follows:
                                                          December 31, 1995
                                                  ------------------------------
                                                        Number of      Value per
                                                          Units          Unit
                                                           (in
                                                       thousands)
                                                  ------------------------------
       Company Stock Fund                                  86,138      $  4.5161
       AirTouch Stock Fund                                 79,359      $  3.2864
       Equity Fund                                         30,798       $14.4322
       Interest Income Fund                                47,850      $  4.7531
       Bond Fund                                           29,362      $  1.3099
       Money Market Fund                                   63,225      $  1.1801
       Balanced Fund                                      178,083      $  1.4883

4.   Participation by Investment Direction

     The number of employees contributing to the Plan as of December 31, 1996 and 1995 by each investment direction were as follows:
                                                                  December 31,
                                                               1996        1995
                                                        ------------------------
       Entirely in the Company Stock Fund                      2,007       1,959
       Entirely in the Equity Fund                             1,207       1,076
       Entirely in the Bond Fund                                  19          20
       Entirely in the Money Market Fund                         488         440
       Entirely in the Balanced Fund                             507         568
       Increments totaling 100% in the Company Stock Fund and
          the Equity Fund                                        941         885
       Increments totaling 100% in the Company Stock Fund and
          the Money Market Fund                                  630         556
       Increments totaling 100% in the Company Stock Fund and
          the Bond Fund                                           32          30
       Increments totaling 100% in the Company Stock Fund and the
          Balanced Fund                                          343         384
       Increments totaling 100% in the Equity Fund and the Money
          Market Fund                                            191         209
       Increments totaling 100% in the Equity Fund and the Bond
          Fund                                                    99         112
       Increments totaling 100% in the Equity Fund and the
          Balanced Fund                                        1,628       1,542
       Increments totaling 100% in the Money Market and the
          Bond Fund                                               31          32

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

4.   Participation by Investment Direction (Continued)

                                                                      December 31,
                                                                    1996        1995
                                                                -------------------------
       Increments totaling 100% in the Money Market and
          the Balanced Fund                                              77          95
       Increments totaling 100% in the Bond Fund and the                 38          68
          Balanced Fund
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund and the Money Market Fund               305         290
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund and the Bond Fund                        77          60
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund and the Balanced Fund                 1,087       1,038
       Increments totaling 100% in the Company Stock
          Fund, the Money Market Fund and the Bond Fund                  15          16
       Increments totaling 100% in the Company Stock
          Fund, the Money Market Fund and the Balanced                   93          94
          Fund
       Increments totaling 100% in the Company Stock
          Fund, the Bond Fund and the Balanced Fund                      47          50
       Increments totaling 100% in the Equity Fund, the
          Money Market Fund and the Bond Fund                            37          46
       Increments totaling 100% in the Equity Fund, the
          Money Market Fund and the Balanced Fund                       169         158
       Increments totaling 100% in the Equity Fund, the
          Bond Fund and the Balanced Fund                               372         390
       Increments totaling 100% in the Money Market Fund,
          the Bond Fund and the Balanced Fund                            31          43
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund, the Money Market Fund                   45          31
          and the Bond Fund
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund, the Money Market Fund                  187         185
          and the Balanced Fund
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund, the Bond Fund and the                  271         257
          Balanced Fund
       Increments totaling 100% in the Company Stock
          Fund, the Money Market Fund, the Bond Fund and                 23          21
          the Balanced Fund
       Increments totaling 100% in the Equity Fund, the
          Money Market Fund, the Bond Fund and the                      216         219
          Balanced Fund
       Increments totaling 100% in the Company Stock
          Fund, the Equity Fund, the Money Market Fund,
          the Bond Fund and the Balanced Fund                           434         347
                                                                =========================
       Total Employees Contributing                                  11,647      11,221
                                                                =========================

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

5.   Tax Status

     The Internal Revenue Service has determined and informed the Corporation by a letter dated July 18, 1995, that the Plan, and related Trust are designed in accordance with applicable sections of the Internal Revenue Code (the "Code"). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

                                       26

                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                             SAVINGS PLAN FOR SALARIED EMPLOYEES
                                NOTES TO FINANCIAL STATEMENTS
                                         (CONTINUED)

6.    Net Appreciation (Depreciation) of Investments

     During the years ended December 31, 1996, 1995 and 1994, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows ( dollars in thousands):

                                                      Company    AirTouch
                                                       Stock      Stock        Equity
                                                       Fund        Fund         Fund
                                                    ---------------------------------------
      1996
      Common Stock                                  $  33,309   $ (26,580) $   103,289
      Bank Common and Commingled Trust Funds                -           -            -
      Insurance Contracts                                   -           -            -
                                                    =======================================
      Net Appreciation (depreciation)               $  33,309   $ (26,580) $   103,289
                                                    =======================================

      1995
      Common Stock                                  $  57,927   $  (9,823) $         -
      Bank Common and Commingled Trust Funds                -           -      116,907
       Insurance Contracts                                  -           -            -
                                                    ---------------------------------------
      Net Appreciation (depreciation)               $  57,927   $  (9,823) $   116,907
                                                    =======================================

      1994
      Common Stock                                  $ (145,171) $ 176,142  $     4,355
      Bank Common and Commingled Trust Funds                -           -            -
      Insurance Contracts                                   -           -            -
                                                    =======================================
      Net Appreciation (depreciation)               $ (145,171) $ 176,142  $     4,355
                                                    =======================================

===============================================================================================
                PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                    FOR SALARIED EMPLOYEES
                                 NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)

6.   Net Appreciation (Depreciation) of Investments (Continued)

     During the years ended December 31, 1996, 1995 and 1994, the net appreciation (depreciation) of investments, including both net realized and unrealized amounts, was as follows (dollars in thousands):


                                       Interest               Money
                                        Income      Bond     Market    Balanced
                                         Fund       Fund      Fund       Fund      Total
                                      -----------------------------------------------------
      1996
      Common Stock                    $       -  $      -   $       - $       -  $   6,729
      Bank Common and Commingled
         Trust Funds                          -     1,359           -    33,694    138,342
      Insurance Contracts                     -         -           -         -          -
                                      =====================================================
      Net Appreciation                $       -  $  1,359   $       - $  33,694  $ 145,071
                                      =====================================================

      1995
      Common Stock                    $       -  $      -   $       - $       -  $  48,104
      Bank Common and Commingled
         Trust Funds                          -      5,768          -    52,345    175,020
      Insurance Contracts                     -          -          -         -          -
                                      -----------------------------------------------------
      Net Appreciation (depreciation) $       -  $   5,768  $       - $  52,345  $ 223,124
                                      =====================================================

      1994
      Common Stock                    $       -  $      -   $       - $       -  $  30,971
      Bank Common and Commingled
         Trust Funds                          -      (918)          -     2,371      5,808
      Insurance Contracts                     -         -           -         -          -
                                      =====================================================
      Net Appreciation (depreciation) $       -  $   (918)  $       - $   2,371  $  36,779
                                      =====================================================


                                              31
                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                              SAVINGS PLAN FOR SALARIED EMPLOYEES
                                 NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)
7.   Plan Termination

     The Corporation, by action of the Board of Directors, may at any time terminate the making of deductions from salaries of all participating employees and of contributions by the Employing Company in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the LESOP, the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees since the preceding January 1, the making of deductions from salaries and wages of all participating employees in the Plan and of contributions by the Employing Company shall be terminated. No termination shall have the effect of diverting the amounts held by the Trustee for purposes other than as provided in the Plan.

8.   LESOP Provisions of the Plan

     See note to financial statements of Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP).

9.   Related Party Transactions

     Trustee fees, other than fees attributable to the LESOP Savings Match Stock accounts, are charged to the applicable Plan fund or prorated among all Plan funds, except the LESOP as appropriate. Investment manager fees, fees charged by financial institutions in connection with the investment of any funds under the Plan, and certain administrative fees applicable to the Plan are charged to the applicable Plan fund(s). Brokerage fees, transfer taxes and other expenses incidental to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Trustee fees and certain administrative fees with respect to the LESOP are paid by the Employing Company.

10.  Subsequent Event

     On April 1, 1997, the Corporation became a wholly-owned subsidiary of SBC Communications Inc.(SBC). Each share of common stock of the Corporation was exchanged for 0.73145 of a share of SBC common stock. The shares of stock of the Corporation held under the Plan in the Company Stock Fund were also exchanged.


                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                              SAVINGS PLAN FOR SALARIED EMPLOYEES
                  LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                       December 31, 1996
                          (Dollars and shares or units in thousands)
                                    (c) Description of
        (b) Identity of issue      investment including
         borrower, lessor or          maturity date,                         (e) Current
(a)         similar party           collateral, par or        (d) Cost          Value
                                      maturity value
-------------------------------------------------------------------------------------------

 *   Pacific Telesis Group       11,256 common shares           $263,892         $413,673
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                 1,514            1,514
                                                          =================================
                                                                $265,406         $415,187
                                                          =================================

 *   Air Touch Communications,   8,053 common shares            $114,264         $203,338
        Inc.
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                   444              444
                                                          ---------------------------------
                                                                $114,708         $203,782
                                                          =================================

 *   State Street                S&P 500 Fund - 4,562
                                 common/commingled trust
                                 shares                         $294,453         $544,706
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                   143              143
                                                          =================================
                                                                $294,596         $544,849
                                                          =================================

 *   State Street                Bond Fund - 2,654
                                 common/commingled trust
                                 shares                        $  28,467        $  36,465
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                    23               23
                                                          ---------------------------------
                                                               $  28,490        $  36,488
                                                          =================================

 *   State Street                Money Market Fund             $  83,494        $  83,494
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                 1,418            1,418
                                                          =================================
                                                               $  84,912        $  84,912
                                                          =================================


                      PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                              SAVINGS PLAN FOR SALARIED EMPLOYEES
                  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                       December 31, 1996
                                          (CONTINUED)
                          (Dollars and shares or units in thousands)

                                    (c) Description of
        (b) Identity of issue      investment including
         borrower, lessor or          maturity date,                          (e) Current
(a)         similar party           collateral, par or        (d) Cost           Value
                                      maturity value
---------------------------------------------------------------------------------------------

 *   State Street                Balanced Fund - 17,651
                                 common/commingled trust
                                 shares                         $193,915         $297,767
 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund                    92               92
                                                          ===================================
                                                                $194,007         $297,859
                                                          ===================================

 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund             $   6,834         $   6,834
                                                          ===================================
                                                               $   6,834         $   6,834
                                                          ===================================

     Contracts with insurance companies and banks:
          Aetna                  $16,750 principal
                                 amount, 5.74% due             $  13,491         $  13,491
                                 December 31, 1998

          AIL                    $10,000 principal
                                 amount, 6.22% due June            3,878             3,878
                                 30, 1997

          Allstate               $10,000 principal
                                 amount, 6.81% due July            6,203             6,203
                                 5, 2000

          Cigna                  $21,100 principal
                                 amount, 6.05% due                19,146            19,146
                                 December 31, 1999

          Citibank               $11,500 principal
                                 amount, 7.23% due                 9,204             9,204
                                 December 31, 1998

          Citibank               $14,400 principal
                                 amount,                           5,761             5,761
                                 4.98% due December 31,
                                 1997


                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                              SAVINGS PLAN FOR SALARIED EMPLOYEES
                  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                       December 31, 1996
                                          (CONTINUED)
                          (Dollars and shares or units in thousands)

                                    (c) Description of
        (b) Identity of issue      investment including
         borrower, lessor or          maturity date,                          (e) Current
(a)         similar party           collateral, par or        (d) Cost           Value
                                      maturity value
---------------------------------------------------------------------------------------------

          CNA                    $22,500 principal
                                 amount,                       $  21,029         $  21,029
                                 6.75% due June 30, 1999

          CNA                    $13,522 principal
                                 amount, 6.02% due June           12,647            12,647
                                 30, 1999

          Jackson National       $12,950 principal
                                 amount,                          12,122            12,122
                                 6.79% due June 30, 2000

          Life of Georgia        $10,000 principal
                                 amount, 6.89% due                 5,361             5,361
                                 December 31, 1997

          MBL Life               $1,300 principal
                                 amount, 6.89% due                 1,346             1,346
                                 December 31, 1997

          NY Life                $12,950 principal
                                 amount, 6.74% due June           12,122            12,122
                                 30, 2001

          Provident              $15,400 principal
                                 amount, 6.33% due                10,331            10,331
                                 December 31, 1997

          Provident              $8,000 principal
                                 amount, 6.60% due                 5,333             5,333
                                 January 2, 1998

          Prudential             $14,450 principal
                                 amount, 5.29% due                 8,959             8,959
                                 December 31, 1998

          Prudential             $15,000 principal
                                 amount, 6.94% due June           13,707            13,707
                                 30, 1999


                       PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND
                              SAVINGS PLAN FOR SALARIED EMPLOYEES
                  ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                       December 31, 1996
                                          (CONTINUED)
                          (Dollars and shares or units in thousands)

                                    (c) Description of
        (b) Identity of issue      investment including
         borrower, lessor or          maturity date,                          (e) Current
(a)         similar party           collateral, par or        (d) Cost           Value
                                      maturity value
---------------------------------------------------------------------------------------------

          Prudential             $11,000 principal
                                 amount, 7.51% due June        $  10,242         $  10,242
                                 30, 1999

          Lotsoff                $25,254 principal
                                 amount, 5.14% due June
                                 30, 2000                         21,006            21,006
                                 (synthetic contract)

          Security Life of       Wrapper for Lotsoff
            Denver               Synthetic Contract                  425               425
                                                          -----------------------------------
      Total contracts with
        insurance companies and                              $   192,313       $   192,313
        banks
                                                          -----------------------------------

 *   Northern Trust Collective
     Short Term Investment Fund  Money Market Fund          $     20,528      $     20,528
                                                          -----------------------------------
                                                             $   212,841       $   212,841
                                                          ===================================
     GRAND TOTAL                                              $1,201,794        $1,802,752
                                                          ===================================

 *  A party-in-interest to the Plan.


                    PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES
                                       Line 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                            For the Year Ended December 31, 1996
                                                   (Dollars in thousands)

Category (iii)

                                                                                                Current
                              Description      Number of   Purchase     Selling     Cost of    Value of    Net/Gain
Identity of Party Involved     of Assets      Transactions   Price       Price       Asset     Asset on     (Loss)
                                                                                              Transaction
                                                                                                 Date
                           -------------------------------------------------------------------------------------------
Northern Trust Collective
Short-Term Investment Fund Money Market Fund      303      $200,133       N/A      $200,133    $200,163       N/A

Northern Trust Collective
Short-Term Investment Fund Money Market Fund      323         N/A      $169,136     169,136       N/A        $ -0-



There were no category (i), (ii) or (iv) reportable transactions during 1996.

                                REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


Savings Plans Committee
Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP):


We have audited the accompanying statement of net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) as of December 31, 1996, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the year ended December 31, 1995 were audited by other auditors whose report dated May 17, 1996, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) as of December 31, 1996, and the changes in net assets available for benefits for the year then ended, in conformity with generally accepted accounting principles.

Our audit was performed for the purpose of forming an opinion on the 1996 financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of December 31, 1996 and of reportable transactions for the year ended December 31, 1996, are presented for the purpose of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic 1996 financial statements taken as a whole.


San Jose, California
June  25, 1997

                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                               FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                              STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                                         December 31, 1996 and 1995
                                           (Dollars in thousands)


                                                 1996               1995
                                            ---------------    ----------------
ASSETS

Investment - at fair value
  Pacific Telesis Group Common Shares, at
fair value,
Cost $567, 387 and $604,239, for 1996             $677,014            $663,567
and 1995, respectively
Employer Receivable                                 62,367              70,530
Dividend and Interest Receivable                     5,913              10,960
Short-Term Investments                              24,353              33,692
                                            ---------------    ----------------
  Total Assets                                     769,647             778,749


LIABILITIES

Interest Payable                                    13,582              21,052
Note Payable                                       206,975             301,191
                                            ---------------    ----------------
  Total Liabilities                                220,557             322,243
                                            ---------------    ----------------
Net Assets Available For Benefits                 $549,090            $456,506
                                            ===============    ================


NET ASSETS AVAILABLE FOR BENEFITS

Net Assets Allocated to Participants              $462,343            $382,284
Net Assets Available for Future Allocations         86,747              74,222
                                            ---------------    ----------------
Net Assets Available For Benefits                 $549,090            $456,506
                                            ===============    ================



See accompanying notes.

                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                               FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                    STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                               For the years ended December 31, 1996 and 1995
                                           (Dollars in thousands)


                                                 1996               1995
                                            ---------------    ----------------

     Net Assets Available for Benefits,           $456,506            $289,656
January 1,
                                            ---------------    ----------------

     Additions to Net Assets Attributed to:

     Investment Income:

      Dividends on Pacific Telesis Group
          Common Shares                             28,437              43,720
      Interest Income                                  880                 941

      Net Appreciation of Investments in
          Pacific Telesis Group Common              61,720              99,170
          Shares

                                            ---------------    ----------------
     Employer Contributions                         62,367              70,530
                                            ---------------    ----------------
      Total Additions                              153,404             214,361
                                            ---------------    ----------------

     Deductions from Net Assets Attributed
     to:

     Distributions to Participants                  47,238              26,459
     Interest Expense                               13,582              21,052
                                            ---------------    ----------------
      Total Deductions                              60,820              47,511
                                            ---------------    ----------------
      Net Increase                                  92,584             166,850
                                            ---------------    ----------------
      Net Assets Available for Benefits,          $549,090            $456,506
          December 31
                                            ===============    ================



See accompanying notes.

                    CIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                            FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                   NOTES TO FINANCIAL STATEMENTS
                                    DECEMBER 31, 1996 AND 1995

1.   Plan Description

     The following description of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees (LESOP) provides only general information. Participants should refer to the plan document for a more comprehensive description of the Plan's provisions.

     A.  General

     The Pacific Telesis Group (the "Corporation") originally adopted a leveraged employee stock ownership plan (the "LESOP" or the "Plan"), effective December 1, 1989, in conjunction with the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees and the Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees (the "Savings Plans"). On December 28, 1989, the LESOP borrowed $691,052,400 from the Corporation pursuant to a loan agreement and promissory note. Bankers Trust Company, as Trustee of the Pacific Telesis Group Employee Stock Ownership Plan, using the proceeds of the loan, purchased 13,900,000 of the Corporation's treasury shares ("Shares") at a total price of $691,052,400, or $49.25 per share plus accrued dividends. The Shares were credited to a suspense account as required by Treasury Regulations Section 54.4975-11(c).

     Effective April 1, 1994, PacTel Corporation separated from Pacific Telesis Group with PacTel Corporation renamed AirTouch Communications, Inc. ("ATI"). Consequently, the Plan was amended to reflect that for each share of Pacific Telesis Group common stock held by the Plan as of March 21, 1994, the Plan received an equivalent number of shares of common stock of ATI. Participants had the option of transferring the ATI stock in their accounts to the ATI Stock Fund in the Savings Plans; or converting the ATI stock to Pacific Telesis Group stock.

     B.  Employee Contributions and Employing Company Matching Allocations

     Under the Savings Plans, a participant can make basic contributions of one to six percent of the participant's earnings for a month, which are matched by the Corporation and its participating subsidiaries (the "Employing Company"). These matching contributions are used to repay the loan described above in sufficient amounts to release Shares from the suspense account so that the value of matching allocations will be 66-2/3% of the participants' basic contributions to the Savings Plans for each month.

     If Shares released from the suspense account by loan payments made within a plan year are more valuable than 66-2/3% of the participants' basic contributions, the excess value will be allocated as of the last day of the plan year among those participants who made contributions during the last month of the plan year in proportion to their pay or salary for such month.

                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                           FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                 NOTES TO FINANCIAL STATEMENTS
                                          (CONTINUED)

1.   Plan Description (Continued)

     C.  Participant Accounts

     Units representing shares of stock ("Units") released from the suspense account on behalf of a participant are credited to a "Savings Match Stock" account maintained for a participant under the Plan. Participants are entitled to the same voting, tender and shareholder rights as any other shareholder with respect to any shares credited to their Savings Match Stock account. Shares are released from the suspense account on a monthly basis prior to the actual payment of principal and interest on the Plan loan. The market value of shares released from the suspense account for the 1996 plan year was $75,401,348. The final loan payment for any plan year is determined as of the end of such year pursuant to the formula set forth in Treasury Regulations Section 54.4975-7 (b) (8), based on the number of shares of stock released during each month of such year.

     Dividends on shares purchased with the Plan loan may be used to repay the loan, which will cause the release of shares from the suspense account. Whenever dividends on shares credited to participant's Savings Match Stock account are used for this purpose, the Plan provides that shares with a fair market value at least equal to the amount of the dividend are allocated to the participant's Savings Match Stock account. These loan payments and released shares are also taken into account when the final calculation of principal and interest to be paid for the year is performed.

     The IRS issued a private letter ruling to the Corporation providing that Shares purchased with the sale proceeds of ATI shares received in conjunction with the spin-off may be treated as shares purchased with the Plan loan.

     D.  Vesting and Forfeitures

     Savings Match Stock accounts are fully vested and nonforfeitable after a participant either completes three years of service or reaches age 65 while employed. However, the portion of a salaried participant's Savings Match Stock account attributable to before-tax employee deductions is always fully vested and nonforfeitable, regardless of age or service. Savings Match Stock accounts are also fully vested upon termination of employment due to retirement, disability, termination under certain severance pay plans or termination due to layoff. Forfeitures from Savings Match Stock accounts are allocated among participating employees.

     E.  Withdrawals and Distributions

     The valuation, withdrawal and distribution rules governing Savings Match Stock accounts generally are the same as the rules governing the Savings Plans.

                  PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                          FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                    NOTES TO FINANCIAL STATEMENTS
                                             (CONTINUED)

1.   Plan Description (Continued)

     F.  Tax Consequences of Participation

     Employees will not have taxable income as a result of Employing Company contributions or earnings on Plan assets before the amounts are distributed from the Plan. When a distribution is received from the Plan, it may be partially or fully subject to federal and state income taxes depending on whether the participant elects to receive cash or shares of appreciated stock.

     In addition to any regular income tax that may be due, a 10% additional federal tax (and a similar 2-1/2% additional California tax) generally applies to the taxable amount of distributions received prior to age 59-1/2 to the extent they are not rolled over to another qualified plan or an IRA. Five- or ten-year averaging may be available in some circumstances to determine the regular income tax on the taxable portion of a lump sum distribution but only if no part of the distribution is rolled over.

2.   Summary of Accounting Policies

     Use of Estimates

     The preparation of financial statements in accordance with generally accepted accounting principles requires the use of management's estimates. Actual results could differ from those estimates.

     Investments

     The Plan's investment in the Corporation's common shares is valued at the last published sales price at the end of each plan year as reported on the composite tape of the New York Stock Exchange.

     In accordance with the accounting policy of stating investments at fair value, the net unrealized appreciation (depreciation), in addition to realized gains and losses, is included in the net appreciation
     (depreciation) of investments presented in the accompanying financial statements.

     Dividend income is recorded on the ex-dividend date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are reflected as of the trade date.

     Benefits Payable

     In accordance with generally accepted accounting principles, amounts allocated to accounts of participants who have elected to withdraw from the Plan but who were not paid as of the year-end are excluded from net assets available for benefits.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

2.   Summary of Accounting Policies (Continued)

     The Department of Labor requires these amounts to be reported as a liability on Form 5500. The following table reconciles net assets available for benefits between these financial statements and the Form 5500 as of December 31 (dollars in thousands):

                                                     1996             1995
                                                ---------------  ---------------

     Net assets available for plan benefits
per financial                                         $549,090          $456,506
     statements
     Benefits due for participant                      (6,914)           (7,682)
withdrawal/distribution
                                                ===============  ===============
     Net assets available for Plan benefits           $542,176          $448,824
per Form 5500
                                                ===============  ===============

     Similarly, the following table is a reconciliation of distributions to participants from the statement of changes of net assets available for benefits to the Form 5500 as of December 31 (dollars in thousands):

                                                     1996             1995
                                                ---------------  ---------------

     Distribution to participants per                  $47,238           $26,459
financial statements
     Benefits due:
     Beginning of year                                 (7,682)           (6,100)
     End of year                                         6,914             7,682
                                                ===============  ===============
     Distributions to participants per Form            $46,470           $28,041
5500
                                                ===============  ===============

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

3.   Investment

     The Plan invests its assets in the Corporation's common shares. As of December 31, 1996 and 1995, total investment, including common shares in the Savings Stock Match account and shares held in the suspense account, is as follows (dollars in thousands):

                1996                     Units          Cost       Fair Value
                ----                     -----          ----       ----------

     Savings Stock Match Accounts        12,442,831      $380,167      $457,274
     Suspense Account                     5,979,320       187,220       219,740
                                     -------------------------------------------
     Total                               18,422,151      $567,387      $677,014
                                     ===========================================


                1995                     Units          Cost       Fair Value
                ----                     -----          ----       ----------

     Savings Stock Match Accounts        11,228,756      $339,247      $376,164
     Suspense Account                     8,579,204       264,992       287,403
                                     -------------------------------------------
     Total                               19,807,960      $604,239      $663,567
                                     ===========================================

4.   Tax Status

     The Internal Revenue Service has determined and informed the Corporation by a letter dated July 18, 1995, that the Plan and related Trust are designed in accordance with applicable sections of the Internal Revenue Code (the "Code"). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code.

5.   Plan Termination

     The Corporation, by action of the Board of Directors, may at any time terminate the making of contributions by all Employing Companies in connection with the Plan. If at any time the current or accumulated profits of the Corporation and of the subsidiaries of the Corporation which are joined (or could be joined) with it in a consolidated federal income tax return shall be less than twice the combined contributions of all such companies under the Plan and the Savings Plans since the preceding January 1, the making of contributions by all Employing Companies shall be terminated. No termination shall have the effect of diverting the amounts held by the trustee to purposes other than as provided in the Plan.

         PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                 FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                          NOTES TO FINANCIAL STATEMENTS
                                   (CONTINUED)

5.   Plan Termination (Continued)

     Following such a termination of contributions by all Employing Companies, common shares held in the suspense account shall be redeemed by the Corporation or sold to satisfy any outstanding indebtedness of the Plan. Any balance remaining in the suspense account shall be allocated among participating employees in proportion to their pay or salary in the year the termination occurs. Upon the termination of contributions, the Plan may remain in existence, but the Savings Match Stock accounts shall become nonforfeitable.

6.   Note Payable

     The 15-year promissory note is payable to the Corporation and matures January 2, 2005. The interest rate on the note is based on the London Interbank Offered Rate (LIBOR) and is adjusted quarterly (6.53% at December 31, 1996). The Plan paid $21,052,000 and $10,263,000 in interest and
     $94,216,000 and $46,763,000 in principal on the outstanding loan balance during the year ended December 31, 1996 and 1995, respectively.

     In accordance with the terms of the promissory note payable, principal payments of $10,522,600, $80,600,000 and $115,852,400 are due in years
     2003, 2004, and 2005, respectively.

     Repayment of principal in subsequent years will follow the terms of the note or may be accelerated according to management's discretion.

7.   Related Party Transactions

     Administrative expenses of the Plan are paid by the Employing Company, except that trustee fees and certain administrative expenses in connection with the Plan may be charged to the income earned in the suspense account. Brokerage fees, transfer taxes and other expenses incident to the purchase or sale of securities are considered part of the cost of the securities or a reduction in the sales price. Transfer taxes applicable to distributions of shares are paid by the Employing Company.

8.   Subsequent Event

     On April 1, 1997, the Corporation became a wholly-owned subsidiary of SBC Communications Inc. ("SBC"). Each share of common stock of the Corporation was exchanged for 0.73145 of a share of SBC common stock.

                               PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                       FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                 LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                                      December 31, 1996
                                         (Dollars and shares or units in thousands)


                                    (c) Description of
       (b) Identity of issue        investment including
        borrower, lessor or        maturity date, rate of
 (a)       similar party            interest, collateral,      (d) Cost       (e) Current
                                    par or maturity value                        Value
--------------------------------------------------------------------------------------------

  *   Pacific Telesis Group
           Common Shares            18,422 Common Shares           $567,387        $677,014
                                                            --------------------------------
                                                                   $567,387        $677,014
                                                            --------------------------------


  *   Northern Trust
           Collective Short
           Term Money Market Fund                                  $ 24,353        $ 24,353
           Investment Fund
                                                            --------------------------------
                                                                   $ 24,353        $ 24,353
                                                            --------------------------------


*  A party-in-interest to the Plan.


 .

---------------
43

                               PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                       FOR SALARIED AND NONSALARIED EMPLOYEES (LESOP)
                                       LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                            For the Year Ended December 31, 1996
                                                   (Dollars in thousands)

Category (iii) reportable transactions

                                                                                                  (g) Current
                                                                                                   Value of
   (a) Identity of      (b) Description    (c) Number       (d)       (e) Selling   (f) Cost of    Asset on      (h) Net
    Party involved          of Asset           of         Purchase       Price         Asset      Transaction    Gain or
                                          Transactions     Price                                     Date         (Loss)
----------------------------------------------------------------------------------------------------------------------------


Pacific Telesis Group  Pacific Telesis
Common Shares          Group                   31           N/A         $48,273       $36,852       $48,273       11,421
                       Common Shares

Bankers Trust Pyramid
Directed Account       Short-term
Cash Fund              Investments              9          19,463         N/A          19,463       19,463         N/A

Bankers Trust Pyramid
Directed Account       Short-term
Cash Fund              Investments              7           N/A          53,155        53,155       53,155          --



Note:     There were no category (i), (ii) or (iv) reportable transactions during 1996.


                                           SIGNATURE




   Pursuant to the requirements of the Securities Exchange Act of 1934, the Savings Plans Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.





                                        PACIFIC TELESIS GROUP
                                        SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN
                                        FOR SALARIED EMPLOYEES






                                        By Savings Plans Committee






                                        By: /s/R. P. McGahan
                                           -------------------------------
                                           R. P. McGahan
                                           Member of the Committee



   Dated: June 30, 1997